UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2013

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 24, 2013, Diamond Resorts International, Inc. (the “Company”) closed the initial public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), at a price of $14.00 per share, after the underwriters for the Offering informed the Company that they were exercising their over-allotment option in full. In the Offering, the Company sold 16,100,000 shares of Common Stock and a selling stockholder sold 1,725,000 shares of Common Stock, which included 2,100,000 shares of Common Stock issued and sold by the Company and 225,000 shares of Common Stock sold by the selling stockholder as a result of the full exercise by the underwriters of their over-allotment option. The net proceeds to the Company were $210,185,500 before deducting offering expenses payable by the Company, and such net proceeds will be used for the purposes set forth in the final prospectus for the Offering (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2013 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1, originally filed with the SEC on June 14, 2013, as amended, and as described elsewhere in this Current Report on Form 8-K. The Common Stock began trading on the New York Stock Exchange on July 19, 2013 under the symbol “DRII.”

Other than the information disclosed below under Item 2.01, substantially all of the information that would otherwise be required to be included in this Current Report on Form 8-K was reported in the Prospectus.

Item 2.01. Completion of Acquisition or Disposition of Assets.

PMR Service Companies Acquisition

On July 24, 2013, following the consummation of the Offering, DPM Acquisition, LLC (the “Buyer”), an unrestricted subsidiary of the Company, completed its acquisition of various assets of each of Monarch Owner Services, LLC, Resort Services Group, LLC and Monarch Grand Vacations Management, LLC (collectively, the “PMR Service Companies”), pursuant to an Asset Purchase Agreement, dated June 12, 2013, by and among the Buyer, the PMR Service Companies and the owner of the PMR Service Companies (the “Asset Purchase Agreement”), for an aggregate cash purchase price of $47.8 million.

For additional information regarding the PMR Service Companies and the transactions contemplated by the Asset Purchase Agreement, see the Prospectus and the Asset Purchase Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K of Diamond Resorts Corporation (“DRC”) filed on June 18, 2013 (file number 333-172772).

Island One Acquisition

On July 24, 2013, following the consummation of the Offering, the Company completed its acquisition of all of the equity interests in Island One, Inc. and Crescent One, LLC (together, the “Island One Companies”), pursuant to a transaction agreement (the “Transaction Agreement”), dated as of July 1, 2013, by and among the Company, the Island One Companies and Timeshare Acquisitions, LLC, the existing owner of the Island One Companies (the “Island One Equityholder”). Pursuant to the terms of the Transaction Agreement, the Company paid the purchase price for the Island One Companies by issuing an aggregate of 5,236,251 shares of Common Stock to the Island One Equityholder and two individuals designated by the Island One Equityholder. The Island One Equityholder and such individuals also received, in a distribution of cash from the Island One Companies, an aggregate amount in cash of $1.75 million as a result of the Island One Companies’ excess working capital and excess accrual for certain bad debt expenses.

For additional information regarding the Island One Companies, the Island One Equityholder and the transactions contemplated by the Transaction Agreement, see the Prospectus and the Transaction Agreement filed as Exhibit 2.1 to DRC’s Current Report on Form 8-K filed on July 8, 2013 (file number 333-172772).

Item 8.01. Other Events.

Exchange Agreement and Merger

On July 24, 2013, immediately prior to the consummation of the Offering and following the amendment and restatement of the Company’s Certificate of Incorporation to, among other things, increase the number of authorized shares of Common Stock to 250,000,000, as part of the Reorganization Transactions (as defined in the Prospectus) described in the Prospectus, (i) the holders of Class A common units of Diamond Resorts Parent, LLC (“Diamond LLC”) contributed all of their Class A common units in Diamond LLC to the Company in return for an aggregate of 53,697,402 shares of Common Stock, and (ii) the holders of Class B common units of Diamond LLC contributed all of their Class B common units in Diamond LLC to the Company in return for an aggregate of 360,465 shares of Common Stock (collectively, the “Exchange”), in each case pursuant to that certain Exchange Agreement, dated as of July 17, 2013, by and among the Company, Diamond LLC, such holders and certain former members of Diamond LLC (the “Exchange Agreement”). Following the consummation of the Exchange, as disclosed in the Prospectus, Diamond LLC merged with and into the Company, with the Company being the surviving entity.

For additional information regarding the Exchange, the Exchange Agreement and the Reorganization Transactions, see the Prospectus and the Form of Exchange Agreement filed as Exhibit 10.42 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed on July 9, 2013 (file number 333-189306).

Repayment of PMR Acquisition Loan

As disclosed in the Prospectus, on July 24, 2013, following the consummation of the Offering, the Company used approximately $62.1 million of the net proceeds from the Offering to repay the outstanding principal amount, accrued and unpaid interest and exit fees under that certain Loan and Security Agreement (the “PMR Acquisition Loan”) with Guggenheim Corporate Funding, LLC, as administrative agent for the lenders, which included affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC (which is an affiliate of DRP Holdco, LLC, a current stockholder of the Company (the “Guggenheim Investor”)), Wellington Management Company, LLP (which is an affiliate of certain Wellington funds that are current stockholders of the Company (the “Wellington Investors”)), and Silver Rock Financial LLC (which is an affiliate of certain Silver Rock funds that are current stockholders of the Company (the “Silver Rock Investors”)), and terminated the PMR Acquisition Loan.

For additional information regarding the PMR Acquisition Loan, the lenders, the Guggenheim Investor, the Wellington Investors and the Silver Rock Investors, see the Prospectus, the Loan and Security Agreement filed as Exhibit 10.2 to DRC’s Quarterly Report on Form 10-Q filed August 14, 2012 (file number 333-172772), and the amendment to such Loan and Security Agreement filed as Exhibit 10.4 to DRC’s Quarterly Report on Form 10-Q filed November 14, 2012 (file number 333-172772).

Repayment of Tempus Acquisition Loan

As disclosed in the Prospectus, on July 24, 2013, following the consummation of the Offering, the Company used approximately $50.0 million of the net proceeds from the Offering to repay the outstanding principal amount, accrued and unpaid interest and exit fees under that certain Loan and Security Agreement (the “Tempus Acquisition Loan”) with Guggenheim Corporate Funding, LLC, as administrative agent for the lenders, which include affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC (which is an affiliate of the Guggenheim Investor), Wellington Management Company, LLP (which is an affiliate of the Wellington Investors) and Silver Rock Financial LLC (which is an affiliate of the Silver Rock Investors).

For additional information regarding the Tempus Acquisition Loan, the lenders, the Guggenheim Investor, the Wellington Investors and the Silver Rock Investors, see the Prospectus, the Loan and Security Agreement filed as Exhibit 10.3 to DRC’s Quarterly Report on Form 10-Q filed on August 15, 2011 (file number 333-172772), and the amendments to such Loan and Security Agreement filed as Exhibits 10.1, 10.2 and 10.3 to DRC’s Quarterly Report on Form 10-Q filed November 14, 2012 (file number 333-172772) and Exhibits 10.34 and 10.35 to DRC’s Annual Report on Form 10-K filed on April 1, 2013 (file number 333-172772).

Commencement of Terms of New Directors

On July 24, 2013, the terms of David J. Berkman, Richard M. Daley and Robert Wolf, the three newest members of the Board of Directors of the Company (the “Board”), commenced upon the consummation of the Offering, as previously disclosed in the Prospectus. As disclosed in the Prospectus, Messrs. Berkman and Wolf serve on the Audit Committee of the Board, and Messrs. Berkman, Daley and Wolf serve on the Compensation Committee of the Board. For additional information regarding the Board and Messrs. Berkman, Daley and Wolf, see the Prospectus.

Offer to Purchase Notes

On July 26, 2013, DRC, a wholly-owned subsidiary of the Company, commenced a tender offer (the “Tender Offer”) to purchase for cash a portion of its outstanding 12.0% Senior Secured Notes Due 2018 (the “Notes”). DRC was required to make the Tender Offer under the indenture governing the Notes, as a result of the consummation of the Offering on July 24, 2013. The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated July 26, 2013, which has been distributed to the holders of the Notes (the “Offer to Purchase”).

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on August 22, 2013, unless extended by DRC (the “Expiration Time”). Holders that validly tender their Notes prior to the Expiration Time (and have not validly withdrawn their Notes prior to 5:00 p.m., New York City time, on August 22, 2013) will be eligible to receive $1,120 per $1,000 principal amount of Notes (the “Tender Offer Consideration”), plus accrued and unpaid interest to (but excluding) the date of purchase (the “Accrued Interest”).

If Notes are purchased in the Tender Offer, DRC will purchase up to the aggregate principal amount of Notes that it can purchase for the aggregate Tender Offer Consideration which, together with the Accrued Interest, equals $56,797,854. If the Tender Offer is oversubscribed as of the Expiration Time, holders that validly tender Notes will be subject to proration.

A copy of the press release announcing the foregoing is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

a) Financial Statements of Businesses Acquired. Financial statements of the PMR Service Companies and the Island One Companies required by Rule 3-05 of Regulation S-X were previously included in the Prospectus. Pursuant to General Instruction B.3 of Form 8-K, no additional financial statements of the PMR Service Companies or the Island One Companies are required to be included herein.

b) Pro Forma Financial Information. Pro forma financial statements required by Article 11 of Regulation S-X were previously included in the Prospectus. Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements are required to be included herein.

d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on July 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.

July 30, 2013	By:	/s/ Howard S. Lanznar
	Name:	Howard S. Lanznar
	Title:	Executive Vice President and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on July 26, 2013